Exhibit 10.3
Amendment to Agreement Among Principals
Amendment, dated as of July 29, 2020 (this “Amendment”) among Leon D. Black (“LB”), Marc J. Rowan (“MR”), Joshua J. Harris (“JH”, and together with LB and MR, the “Principals”, and each individually, a “Principal”), Black Family Partners, L.P., a Delaware limited partnership (“BFP”), MJR Foundation LLC, a New York limited liability company (“MJRF”), MJH Partners, L.P., a Delaware limited partnership (“MJHP”), AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“Intermediate Holdings”, and BRH Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings”).
WHEREAS, the Principals, BFP, MJRF, Intermediate Holdings and Holdings heretofore executed and delivered the Agreement Among Principals dated as of July 13, 2007 (the “Agreement”); and
WHEREAS, MJHP desires to join as a party to the Agreement as though an original party thereto and as a member of the JH Group; and
WHEREAS, the parties hereto now desire to enter into this Amendment to amend the Agreement as more fully set forth below;
Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.
NOW, THEREFORE, the Parties hereby agree as follows:

1.	Amendment to Section 1.1 of the Agreement

a)	The following definitions are hereby amended and restated in their entirety as follows:

“AOG Unit” refers to a unit in the Apollo Operating Group, which represents one limited partnership or limited liability company interest, as applicable, in each of the limited partnerships or limited liability companies that comprise the Apollo Operating Group and any securities issued or issuable in exchange for or with respect to such AOG Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Apollo” means Apollo Global Management, Inc., and any successor thereto.

“Apollo Operating Group” means any Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of another Apollo Operating Group Entity, excluding any Funds and any Portfolio Companies. As of July 29, 2020, the Apollo Operating Group consists of Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership (“APH I”), Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership (“APH II”), Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership (“APH III”), Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership (“APH IV”), Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership (“APH V”), Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership (“APH VI”), Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership (“APH VII”), Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership (“APH VIII”), Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership (“APH IX”), Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership (“APH X”), Apollo Principal Holdings XI, LLC, an Anguilla limited liability company (“APH XI”), Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership (“APH XII”) and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership (“AMH Cayman”).

“Class A Shares” means the Class A common stock, $0.00001 par value per share, of Apollo and any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Class B Shares” means the Class B common stock, $0.00001 par value per share, of Apollo and any equity securities issued or issuable in exchange for or with respect to such Class B Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Exchange” means (i) the exchange by Holdings of an AOG Unit for a Class A Share pursuant to the Exchange Agreement (subject to adjustment in accordance with Section 2.4 of the Exchange Agreement), and the subsequent sale of such Class A Share(s), at prevailing market prices for a Class A Share(s) (unless the Person requesting such Exchange is willing to accept a lower price, e.g., to effect a block trade), (ii) a redemption of AOG Units initiated by Apollo or any of its Subsidiaries, solely upon Apollo’s election, in which any Principal elects to participate, (iii) a sale by Intermediate Holdings of AOG Units in an LB Extraordinary Transaction or any other transaction approved by the Persons who will be selling Pecuniary Interests in AOG Units, (iv) in the event of a Non-Pro Rata Exchange or, except in connection with a transaction described in clause (v) below, a Pro Rata Exchange, an In-Kind Exchange Distribution (including the corresponding exchange of an AOG Unit for Class A Shares in accordance with the Exchange Agreement) or (v) at the option of the Executive Committee, in the event of a Pro Rata Exchange in connection with a transaction that constitutes an Extraordinary Transaction pursuant to clause (i) of the definition thereof or a recapitalization, restructuring, roll-up or other similar transformative transaction as a result of which the entities (other than Apollo) holding AOG Units, directly or indirectly, are dissolved or merged with or into Apollo, or an Underwritten Offering (as defined in the Shareholders Agreement) of Class A Shares, an In-Kind Exchange Distribution (including the corresponding exchange of an AOG Unit for Class A Shares in accordance with the Exchange Agreement).
“Exchange Agreement” means the Seventh Amended and Restated Exchange Agreement, dated as of the date hereof, among Apollo, each member of the Apollo Operating Group, Intermediate Holdings and the other parties thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“In-Kind Exchange Distribution” means a Pro Rata Exchange or a Non-Pro Rata Exchange accomplished by the distribution of AOG Units to all the Principal Group in the case of a Pro Rata Exchange or, in the case of a Non-Pro Rata Exchange, to those Principal Groups on whose behalf such Non-Pro Rata Exchange is directed.

“Non-Pro Rata Exchange” means an Exchange the proceeds of which (including in the case of an In-Kind Distribution, the AOG Units) will be distributed to (or otherwise benefit) one or more Principal Groups within Holdings in any manner other than a Pro Rata Exchange.”

“Partnership Agreement” means the Second Amended and Restated Exempted Limited Partnership Agreement of Holdings, dated as of July 29, 2020, by and among the Holdings GP and each member of the Principal Groups, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Roll-up Agreement” means the Roll-up Agreements, dated as of July 13, 2007, among the various contributing partners and any other parties thereto (whether originally or by joinder) and BRH Holdings, L.P., AP Professional Holdings, L.P., APO Asset Co., LLC, APO Corp., and Apollo Global Management, LLC, as each may be amended, supplemented or restated from time to time, including any amendments dated as of July 29, 2020.

“Shareholders Agreement” shall mean the amended and restated shareholders agreement by and among Apollo, Holdings, Intermediate Holdings and the other parties thereto dated as of September 5, 2019, as amended on July 29, 2020, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
“Shares” means, collectively, the outstanding Class A Shares, Class B Shares and Class C Share (as equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification or other similar event involving the Class A Shares, Class B Shares and/or Class C Share).
“Tax Receivable Agreement” means the amended and restated Tax Receivable Agreement, dated as of May 6, 2013 and amended on September 5, 2019, by and among APO Corp., a Delaware corporation, and any successor thereto, Apollo Principal Holdings II, L.P., a Delaware limited partnership, and any successor thereto, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, and any successor thereto, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, and any successor thereto, Apollo Management Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, and any successor thereto (together with all other Persons in which APO Corp. acquires a partnership interest, member interest or similar interest after the date thereof and who becomes party thereto by execution of a joinder), each Holder defined therein, and any other parties thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

b)	The following definitions are hereby inserted in Section 1.1 in the proper alphabetical order:

“Class C Share” means the Class C common share, $0.00001 par value per share, of Apollo and any equity securities issued or issuable in exchange for or with respect to such
Class C Share (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Exchange Date” has the meaning set forth in the Exchange Agreement.

“Fixed Exchange” has the meaning set forth in the Exchange Agreement.

“Non-Plan Exchange” has the meaning set forth in the Exchange Agreement.

“Plan Exchange” has the meaning set forth in the Exchange Agreement.

“Public Offering” has the meaning set forth in the Exchange Agreement.
“Quarterly Exchange” has the meaning set forth in the Exchange Agreement.
“Reversion Date” has the meaning set forth in the Exchange Agreement.

“Substitute Exchanging Apollo Principal Holder” has the meaning set forth in the Exchange Agreement.

“Trading Window” has the meaning set forth in the Exchange Agreement.

c)	The definition of “Quarterly Exchange Date” is hereby deleted in its entirety.

2.	Amendment to Section 2.4 of the Agreement -- Transfers; Registration Rights

a.	Sections 2.4(a) and (b) are hereby amended and restated in their entirety as follows:

“
(a)    Subject to the limitations set forth in this Section 2.4 and the Exchange Agreement, each Principal (and upon the death or Disability of such Principal, his duly appointed personal representative) individually shall have the right to cause Holdings to effect, at any time and from time to time, on one or more occasions, an Exchange with respect to all or a portion of such Principal Group’s Pecuniary Interest in AOG Units. The proceeds from any such Exchange (including any payments received by Holdings pursuant to the Tax Receivable Agreement), net of all selling expenses (other than selling expenses borne by Apollo pursuant to the Shareholders Agreement), shall be distributed by Holdings to the applicable members of such selling Principal’s Group in proportion to each such applicable member’s interest in such Principal Group’s Pecuniary Interest in AOG Units subject to such Exchange. Upon the direction by a Principal (and upon the death or Disability of such Principal, his duly appointed personal representative) to effect an Exchange in compliance with this Agreement, Holdings shall be required to cause Intermediate Holdings to undertake an exchange, on a one-for-one basis (subject to adjustment in accordance with Section 2.4 of the Exchange Agreement), of an AOG Unit for a Class A Share and shall use commercially reasonable efforts to promptly consummate such Exchange; provided, however, that each Principal acknowledges that one or more events, such as an underwriter cutback, the unavailability of a registration, the possession of material non-public information, or general market dislocation may affect the timing of a proposed sale or disposition of Class A Shares following an exchange, and accordingly, any Person that receives Class A Shares shall sell or dispose of such shares as promptly as practicable upon receipt thereof, taking into account the circumstances surrounding such proposed sale or disposition. Anything herein to the contrary notwithstanding, (x) at the option of the Executive Committee, in the event of a Pro Rata Exchange in connection with a transaction that constitutes an Extraordinary Transaction pursuant to clauses (i) of the definition thereof or a recapitalization, restructuring, roll-up or other similar transformative transaction as a result of which the entities (other than Apollo) holding AOG Units, directly or indirectly, are dissolved or merged with or into Apollo, an Underwritten Offering (as defined in the Shareholders Agreement) of Class A Shares, or an Exchange pursuant to clause (i), (ii) or (iii) of the definition thereof, and (y) in the event of any other Pro-Rata Exchange or any Non-Pro Rata Exchange (including any Non-Plan Exchange or Plan Exchange), Holdings will cause Intermediate Holdings to make an In-Kind Exchange Distribution to Holdings (assuming the recipient in such distribution is Holdings receiving such shares for further distribution to the applicable Principal Groups), and Holdings will make an In-Kind Exchange Distribution. No In-Kind Exchange Distribution may be made unless (i) the recipient is already a party to the Exchange Agreement as an “Apollo Principal Holder” and a party to the Shareholders Agreement as a “Shareholder” (or becomes so on or substantially simultaneous with such In-Kind Exchange Distribution) and (ii) Holdings shall make such election and cause Intermediate Holdings to make such In-Kind Exchange Distribution in a manner that would permit the applicable notice provisions under the Exchange Agreement to be met in order for the Exchange to occur on the same Exchange Date with respect to which the Principal directed such Exchange. In addition, upon an In-Kind Exchange Distribution, the recipient (or Substitute Exchanging Apollo Principal Holder, if applicable) shall exchange the AOG Units received for Class A Shares on the Exchange Date with respect to which the Principal directed such Exchange. Any Principal Group that directed any such Exchange shall indemnify and hold harmless Holdings and its other partners from any liabilities or expenses (other than selling expenses borne by Apollo pursuant to the Shareholders Agreement) incurred in connection with such Exchange other than with respect to any taxable income realized by such other Principal Group as a result of such Exchange.

(b) Notwithstanding anything else contained herein to the contrary, prior to consummating an Exchange (other than a Plan Exchange) within six (6) months of any purchase or sale of AOG Units by Holdings or Intermediate Holdings, the Principal proposing such Exchange shall consult with and obtain the approval of the general counsel of Apollo; provided, that all Principal Groups subject to the same legal restrictions shall be treated ratably in accordance with their respective Sharing Percentages; provided, further, that Holdings and/or Intermediate Holdings, as applicable, shall give prompt notice to each of the Principals of any acquisition or sale by Holdings or Intermediate Holdings of any AOG Units.”

b.	Section 2.4(c) is hereby deleted in its entirety and replaced with the following:

“[Intentionally Omitted.]”

c.	Section 2.4(f) is hereby deleted in its entirety and replaced with the following:

“(1) At least five days prior to submitting formal notice of exchange for a (i) Quarterly Exchange, (ii) Fixed Exchange or (iii) an Exchange Settled through an underwritten Public Offering, in each case, pursuant to the Exchange Agreement, a Principal shall inform the other Principals of his intention to direct such an Exchange , which notice shall identify the single fiscal quarter to which it relates and include the potential type(s) of Exchange(s) for which the Principal is considering submitting a formal notice of exchange and, if applicable, the proposed broker such Principal’s Group is then intending to use; provided that such Principal’s Group may use a different broker so long as the Principal promptly supplements such notice in the event that the proposed broker changes prior to consummating the applicable exchange (or in the case of a Fixed Exchange or Quarterly Exchange, the applicable trade). For the avoidance of doubt, the notice to the other Principals given in accordance with this Section 2.4(f) shall only relate to, and satisfy the requirements of this Section 2.4(f)(1) with respect to, formal notices of exchange submitted during the single fiscal quarter indicated in such notice.

(2) At least five days prior to submitting a formal notice of intent for (i) a Non-Plan Exchange or (ii) a Plan Exchange, in each case pursuant to the Exchange Agreement, a Principal shall inform the other Principals of his intention to direct such an Exchange, which notice shall identify the single fiscal quarter to which it relates and include the potential type(s) of Exchange(s) for which the Principal is considering submitting a formal notice of intent and the proposed broker such Principal’s Group is then intending to use; provided that such Principal’s Group may use a different broker so long as the Principal promptly supplements such notice in the event that the proposed broker changes prior to consummating the applicable exchange. For the avoidance of doubt, the notice to the other Principals given in accordance with this Section 2.4(f) shall only relate to, and satisfy the requirements of this Section 2.4(f)(2) with respect to, formal notices of intent submitted during the single fiscal quarter indicated in such notices, but such formal notice of intent, in the case of a Plan Exchange may cover a period loner than such single fiscal quarter indicated in such notice.

(3) Notwithstanding the foregoing, no such notice contemplated by this Section 2.4(f) shall be required to be given prior to submitting a formal notice of exchange or formal notice of intent during the fiscal quarter starting on July 1, 2020 and ending on September 30, 2020.”

3.	Amendment to Section 2.8(b) of the Agreement – Distributions

a.	The parenthetical at the end of Section 2.8(b) is hereby amended and restated in its entirety as follows:

“(it being understood that any expenses incurred in connection with any Exchange shall be borne by the person on whose behalf such Exchange is directed in proportion to the number of AOG Units being Exchanged by such Person).”

4.	Amendment to Section 6.1 of the Agreement – Notices

a.	Section 6.1 is hereby amended and restated in their entirety as follows:

“Section 6.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered (i) in person or by nationally recognized overnight courier or (ii) via electronic mail, in each case, addressed to such party at the address set forth on Schedule V (or at such other address for a party as shall be specified in a notice given to each of the other parties hereto in accordance with this Section 6.1.”

5.	Amendment to Section 6.4 of the Agreement -- Counterparts.

a.	Section 6.4 of the Agreement is hereby amended and restated in its entirety as follows:

“This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Copies of executed counterparts transmitted by electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.4.”

6.	Amendment to Schedule IV (Permitted Transferees) and Schedule V (Notices) of the Agreement

a.	Schedule IV of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

b.	Schedule V of the Agreement is hereby amended and restated in its entirety as set forth on Exhibit B hereto.

7.
Exhibit A (Joinder).    Exhibit A to the Agreement is hereby amended by inserting the phrase “as amended by that certain Amendment, dated as of July 29, 2020,” to the end of the first sentence of the preamble thereof.

8.
Joinder. MJHP hereby agrees that upon execution by MJHP of this Amendment, MJHP shall become a party to the Agreement as amended by this Amendment and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as amended by this Amendment as though an original party thereto and as a member of the JH Group.

9.
Effective Time. This Amendment shall be effective, and the provisions hereof shall become operative, at 12:01 a.m. on July 29, 2020 (the “Effective Time”) and no party shall be required to commence performance hereunder until the Effective Time.

10.
Miscellaneous. Sections 6.1 through 6.11 of the Agreement (as amended by this Amendment) shall apply to this Amendment, mutatis mutandis. No amendment of the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

  [Signatures on following pages]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.
/s/ Leon D. Black
Leon D. Black
/s/ Marc J. Rowan
Marc J. Rowan
/s/ Joshua J. Harris
Joshua J. Harris
BLACK FAMILY PARTNERS, L.P.

By:	Black Family GP, LLC, its General Partner

By:	/s/ Leon D. Black Leon D. Black Manager
MJR FOUNDATION LLC

By:	/s/ Marc J. Rowan Marc J. Rowan Manager
MJH PARTNERS, L.P.

By:	MJH Family LLC, its General Partner

By:	/s/ Joshua J. Harris Joshua J. Harris Sole Member

[Signature Page to Amendment to Agreement Among Principals]

AP PROFESSIONAL HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner

By:	/s/ John J. Suydam John J. Suydam Vice President
BRH HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner

By:	/s/ John J. Suydam John J. Suydam Vice President

[Signature Page to Amendment to Agreement Among Principals]

Exhibit A

“SCHEDULE IV

Permitted Transferees
LB Group

1.	Black Family Partners, L.P.

MR Group

1.	MJR Foundation LLC

2.	MJR Foundation Holdings LLC

3.	RWN Management, LLC

4.	RWNM AOG Holdings LLC

JH Group

1.	MJH Partners, L.P.”

[Exhibit A to Amendment to Agreement Among Principals]

Exhibit A

“SCHEDULE V
If to LB, Black Family Partners, L.P., or any other member of his Group:

If to MR, MJR Foundation LLC, or any other member of his Group:

If to JH or any member of his Group:

If to Holdings:	Any notice to Holdings shall be deemed given when notice is provided to LB, MR and JH.

If to Intermediate Holdings:	Any notice to Intermediate Holdings shall be deemed given when notice is provided to LB, MR and JH.

[Exhibit A to Amendment to Agreement Among Principals]